UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 22, 2013
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following information sets forth the consolidated financial results of Acadia Realty Trust and subsidiaries (the “Company”) for the quarter ended September 30, 2013. All per share amounts set forth below are on a fully diluted basis.

Earnings

•	Funds from operations (“FFO”) (see financial information below for FFO definition and reconciliation to Net Income) of $0.32 per share

•	Earnings per share (“EPS”) from continuing operations of $0.16

Core Portfolio -Strong Internal Growth Accompanied by Asset Recycling

•	Same store net operating income (“NOI”) for the third quarter up 4.8% compared to 2012 and increased 8.4% on a year-to-date basis

•	September 30, 2013 94.0% portfolio occupancy; 95.7% including leased space not yet occupied

•	Currently under contract to sell an A&P supermarket-anchored shopping center for $18.4 million

•	Closed on previously announced $11.8 million acquisition in Georgetown, D.C.

Fund Platform - Acquisitions, Monetization and Redevelopment Progress

•	Acadia Strategic Opportunity Fund IV LLC ("Fund IV") closed on $18.9 million and is currently under contract for another $37.3 million of acquisitions

•	Acadia Strategic Opportunity Fund II, LLC ("Fund II") currently under contract to sell Fordham Place and Pelham Manor Shopping Plaza for $192.4 million

•	Signed Target as a co-anchor at Fund II’s City Point project; now 65% pre-leased

Third Quarter 2013 Operating Results

FFO and Net Income from Continuing Operations for the quarter ended September 30, 2013 were $17.9 million and $8.9 million, respectively, compared to $12.7 million and $5.8 million, respectively, for the quarter ended September 30, 2012. For the nine months ended September 30, 2013, FFO and Net Income from Continuing Operations were $52.1 million and $26.0 million, respectively, compared to $34.2 million and $14.8 million, respectively, for the nine months ended September 30, 2012.

Earnings for the three and nine months ended September 30, 2013 and 2012, on a per share basis, were as follows:

	Quarters ended September 30,			Nine Months ended September 30,
	2013	2012	Variance	2013	2012	Variance
FFO per share	$0.32	$0.27	$0.05	$0.93	$0.75	$0.18
EPS from continuing operations	$0.16	$0.12	$0.04	$0.47	$0.33	$0.14
EPS from discontinued operations	$0.01	$0.04	$(0.03)	$0.03	$0.08	$(0.05)
EPS	$0.17	$0.16	$0.01	$0.50	$0.41	$0.09

Core Portfolio - Strong Internal Growth and Strategic Asset Recycling

The Company's core portfolio (“Core Portfolio”) is comprised of properties that are owned in whole or in part by the Company outside of its opportunity funds (the “Funds”).

Same-Store NOI and Occupancy

Core Portfolio same-store NOI increased 4.8% for the third quarter 2013 compared to the third quarter 2012, and 8.4% year-to-date.

At September 30, 2013, the Company's Core Portfolio occupancy was 94.0%, as compared to 93.7% as of June 30, 2013. Including space currently leased but not yet occupied, the Core Portfolio was 95.7% leased.

Rent Spreads on New and Renewal Leases

The Company realized an increase in average rents on a GAAP basis, which includes the effect of the straight-lining of rents, of 14.3% on 155,000 square feet of new and renewal leases executed during the third quarter of 2013 in its Core Portfolio. On a contractual rent basis, which excludes straight-line rent, the Company experienced an increase of 4.6% in average rents for these same leases.

Recycling Activity - Acquired in Georgetown and Selling in New Jersey

The Company has closed on $120.9 million of Core Portfolio acquisitions since the beginning of 2013. As previously announced, the Company closed on 3200-3204 M Street in Georgetown, DC for a purchase price of $11.8 million. This 7,000 square foot property, tenanted by Banana Republic, is located at the intersection of M Street and Wisconsin Avenue, the two most desirable retail corridors in Georgetown. The location benefits from excellent demographics, including a population of approximately 321,000 and an average income of approximately $114,000 within a 3-mile radius.

During the third quarter, the Company entered into a contract to sell the A&P Shopping Center located in Boonton, New Jersey for $18.4 million.

The closing of this transaction and those under contract as discussed hereafter are subject to customary closing conditions, and specific to the sale of the A&P Shopping Center, the assumption of debt. As such, no assurance can be given that the Company will successfully complete these transactions.

Core Portfolio Anchor Recycling

As previously announced, the Company initiated three key re-anchoring projects during 2011. Two of the projects, the Bloomfield Town Square, located in Bloomfield Hills, Michigan, and the Branch Plaza located in Smithtown (Long Island), New York were completed prior to 2013. During the third quarter, the Company completed a lease with Designer Shoe Warehouse (“DSW”) at the Crossroads Shopping Center located in White Plains, New York. Together with the recently signed PetSmart, these tenants will replace the former A&P supermarket at approximately double the rent and will raise the center’s leased rate to 96%.

Fund Platform - Closed on $18.9 Million Acquisition; Continued Monetization of Fund II Assets

Fund IV New Investments

During the third quarter, Fund IV, in partnership with two unaffiliated entities, completed the acquisition of Paramus Plaza for $18.9 million. This 152,100 square foot property is anchored by Babies “R” Us and Ashley Furniture. The center is located on Route 17 South in the affluent suburban neighborhood of Paramus, New Jersey with a population of approximately 106,000 within a three mile radius and a median annual household income of approximately $123,000.

Also during the quarter, Fund IV entered into contracts to purchase $37.3 million of new acquisitions.

Fund II Continued Monetization

During the third quarter, Fund II entered into a contract to sell Fordham Place and the retail portion of the Pelham Manor Shopping Plaza for a combined purchase price of $192.4 million. Fund II developed these properties in connection with its New York Urban/Infill Redevelopment Initiative. The Company anticipates closing on this transaction prior to the end of the year.

City Point Progress

During the quarter, Fund II entered into a lease with Target to co-anchor City Point, its 1.8 million square foot mixed-use project located in downtown Brooklyn with a vibrant mix of retail, entertainment, food and residential uses. The new CityTarget store, which will occupy 120,000 square feet representing the entire second floor, will join other high-quality anchors Century 21 Department Store, Armani Exchange and Alamo Drafthouse Cinema. Following the signing of this lease, the Company has now completed all pre-leasing of the anchor retail space at City Point and the 675,000 square foot retail component is now 65% pre-leased. With the second through fifth floors now leased, only the first floor and concourse level remain to be leased between now and the expected opening of the center in 2015.

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Nine Months ended September 30, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
Revenues	2013	2012	2013	2012

Rental income	$29,913	$21,708	$88,067	$59,208
Interest income	2,969	1,921	9,265	6,127
Expense reimbursements	7,279	4,567	20,800	13,770
Other property income	139	345	737	762
Management fee income	18	290	60	1,166
Other income	—	—	2,962	—
Total revenues	40,318	28,831	121,891	81,033
Operating expenses
Property operating	5,937	4,487	16,130	13,041
Real estate taxes	5,795	4,353	15,739	11,973
General and administrative	5,335	5,517	17,261	16,636
Depreciation and amortization	10,450	7,376	29,278	20,671
Total operating expenses	27,517	21,733	78,408	62,321

Operating income	12,801	7,098	43,483	18,712

Equity in earnings (losses) of unconsolidated affiliates	4,209	(2,538)	7,274	1,997
Impairment of asset	—	—	(1,500)	—
Interest expense and other finance costs	(10,517)	(6,085)	(29,562)	(16,547)
Income (loss) from continuing operations before income taxes	6,493	(1,525)	19,695	4,162
Income tax (provision) benefit	(186)	104	(53)	(1,125)
Income (loss) from continuing operations	6,307	(1,421)	19,642	3,037

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Nine Months ended September 30, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012

Operating income from discontinued operations	2,835	2,159	6,100	9,030
Gain on sale of properties	—	5,917	4,191	8,585
Income from discontinued operations	2,835	8,076	10,291	17,615
Net income	9,142	6,655	29,933	20,652
Loss (income) attributable to noncontrolling interests:
Continuing operations	2,551	7,223	6,391	11,775
Discontinued operations	(2,208)	(6,297)	(8,459)	(13,998)
Net loss (income) attributable to noncontrolling
interests	343	926	(2,068)	(2,223)

Net income attributable to Common Shareholders	$9,485	$7,581	$27,865	$18,429

Supplemental Information
Income from continuing operations attributable to
Common Shareholders	$8,858	$5,802	$26,033	$14,812
Income from discontinued operations attributable to
Common Shareholders	627	1,779	1,832	3,617
Net income attributable to Common Shareholders	$9,485	$7,581	$27,865	$18,429

Net income attributable to Common Shareholders per Common Share - Basic
Net income per Common Share - Continuing
operations	$0.16	$0.12	$0.48	$0.33
Net income per Common Share - Discontinued
operations	0.01	0.04	0.03	0.08
Net income per Common Share	$0.17	$0.16	$0.51	$0.41
Weighted average Common Shares	55,460	46,338	54,686	44,447
Net income attributable to Common Shareholders per Common Share - Diluted [1]
Net income per Common Share - Continuing
Operations	$0.16	$0.12	$0.47	$0.33
Net income per Common Share - Discontinued
Operations	0.01	0.04	0.03	0.08
Net income per Common Share	$0.17	$0.16	$0.50	$0.41
Weighted average Common Shares	55,818	46,812	55,092	44,884

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Nine Months ended September 30, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS 2

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income attributable to Common Shareholders	$9,485	$7,581	$27,865	$18,429

Depreciation of real estate and amortization of leasing costs
(net of noncontrolling interests' share):
Consolidated affiliates	7,558	5,827	21,145	16,308
Unconsolidated affiliates	777	374	1,978	1,155
Impairment of asset	—	—	1,500	—
Gain on sale (net of noncontrolling interests’ share):
Consolidated affiliates	—	(1,178)	(776)	(1,391)
Unconsolidated affiliates	—	—	—	(609)
Income attributable to noncontrolling interests’ in
Operating Partnership	104	105	329	269
Distributions - Preferred OP Units	5	4	16	14
Funds from operations	$17,929	$12,713	$52,057	$34,175
Funds from operations per share - Diluted
Weighted average Common Shares and OP Units [3]	56,436	47,410	55,735	45,513
Funds from operations, per share	$0.32	$0.27	$0.93	$0.75

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Nine Months ended September 30, 2013 and 2012
(dollars in thousands)

RECONCILIATION OF OPERATING INCOME TO NET PROPERTY
OPERATING INCOME (“NOI”) 2

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012

Operating income	$12,801	$7,098	$43,483	$18,712

Add back:
General and administrative	5,335	5,517	17,261	16,636
Depreciation and amortization	10,450	7,376	29,278	20,671
Less:
Management fee income	(18)	(290)	(60)	(1,166)
Interest income	(2,969)	(1,921)	(9,265)	(6,127)
Straight line rent and other adjustments	(1,724)	(262)	(4,271)	(1,322)

Consolidated NOI	23,875	17,518	76,426	47,404

Noncontrolling interest in NOI	(6,695)	(4,638)	(24,709)	(10,906)
Pro-rata share of NOI	17,180	12,880	51,717	36,498
Operating Partnerships’ interest in Opportunity Funds	(930)	(1,064)	(3,683)	(2,427)
Operating Partnerships’ share of unconsolidated joint ventures [4]	662	1,521	2,017	4,900
NOI - Core Portfolio	$16,912	$13,337	$50,051	$38,971

SELECTED BALANCE SHEET INFORMATION
	As of
	September 30, 2013	December 31, 2012
	(dollars in thousands)

Cash and cash equivalents	$88,421	$91,813
Rental property, at cost	1,348,979	1,051,531
Total assets	2,349,368	1,908,440
Notes payable	1,004,555	603,973
Total liabilities	1,236,212	838,184

Notes:

1 Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

2 The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

3 In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted average 592 and 612 OP Units into Common Shares for the quarters ended September 30, 2013 and 2012, respectively and 618 and 617 OP Units into Common Shares for the nine months ended September 30, 2013 and 2012, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 25 Common Shares for each of the quarters and nine months ended September 30, 2013 and 2012. In addition, diluted FFO also includes the effect of 358 and 435 employee share options, restricted share units and LTIP units for the quarters ended September 30, 2013 and 2012, respectively and 406 and 424 employee share options, restricted share units and LTIP units for the nine months ended September 30, 2013 and 2012, respectively.

4 Does not include share of unconsolidated joint ventures within Opportunity Funds.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST (Registrant) Date: October 25, 2013 By: /s/ Jonathan Grisham Name: Jonathan Grisham Title: Sr. Vice President and Chief Financial Officer